              EMPLOYMENT AGREEMENT (this "Agreement") dated February 1, 1996 between 3-D Geophysical, Inc. (the "Company"), a Delaware corporation, and Luis
H.  Ferran Arroyo (the "Employee").

              WHEREAS, the Employee has been an executive officer of Geoevaluaciones, S.A. de C.V. ("Geo"), a Mexican corporation, for a number of years;

              WHEREAS, the Company has purchased all of the outstanding capital stock of Geo pursuant to that certain Stock Purchase Agreement dated October 20, 1995 by and among the Company, Geo Acquisition Sub, Inc., a wholly-owned subsidiary of the Company, and the stockholders of Geo;

              WHEREAS, the Company desires to employ the Employee on the terms and conditions provided in this Agreement;

              WHEREAS, the Employee desires to accept such employment and to render services to the Company and Geo on the terms and conditions provided in this Agreement;

              NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Company and the Employee hereby agree as follows:

       Section 1. Engagement. The Company hereby employs the Employee as Executive Vice President of Latin American Operations for the Company and as President of Geo, and the Employee hereby accepts such employment, upon and subject to the terms and conditions hereinafter set forth.

       Section 2. Term. Unless sooner terminated as provided in this Agreement, the term of the Employee's employment under this Agreement shall commence on the date of the closing of the underwritten initial public offering of the Company's common stock and shall end on December 31, 2000 (the "Term").

       Section 3.  Duties and Services.

       3.1 The Employee shall render services to the Company as its Executive Vice President of Latin American Operations and as President of Geo, and shall perform such other duties and responsibilities as may be assigned to the Employee from time to time by the Board of Directors (the "Directors") or Chief Executive Officer of the Company or by the Board of Directors of Geo and shall abide by the practices and policies of the Company and Geo governing the conduct of employees.

       3.2 During the Term, the Employee shall devote his full energy and time (exclusive of normal holidays and vacation periods and periods of sickness and disability) to the performance of the Employee's duties as defined herein and shall promptly and faithfully perform all the duties which pertain to the Employee's employment.

       Section 4.  Compensation.

       4.1 Annual Compensation. In consideration of all of the services to be rendered by the Employee hereunder and the covenants of Employee herein, the Company agrees to pay to the Employee, and the Employee agrees to accept, a salary at the annual rate of $140,000, payable in accordance with the Company's normal payroll practices.

       4.2  Potential Bonus.  In addition to the compensation provided for in
Section 4.1, the Employee may receive a bonus, if any, as shall be determined in the sole discretion of the Directors (or a duly constituted committee thereof), but nothing in this Agreement shall be construed to require Geo or the Company to pay any such bonus.

       Section 5. Expenses and Reimbursement. The Employee shall be reimbursed by the Company for reasonable and necessary out-of-pocket expenses incurred by the Employee in performing his duties hereunder, provided such expenses are approved in accordance with the procedures of the Company then in effect and are presented for reimbursement in accordance with the Company's policies and practices then in effect.

       Section 6. Benefits. During the Term, the Company agrees to provide the Employee, in addition to and not in limitation of the compensation set forth in Section 4, the following benefits, which shall be determined in the sole discretion of the Directors (or a duly constituted committee thereof):

       (a) The Employee shall be entitled, subject to qualification requirements, to participate in any and all group insurance plans, group health or medical insurance plans, group accidental and disability insurance plans made generally available to the senior executive employees of the Company.

       (b) The Employee shall be entitled to participate in the Company's pension, profit-sharing, stock option, stock purchase and other employee benefit programs made generally available to the senior executive employees of the Company.

       (c) The Employee shall be entitled to vacation, sick leave and holidays in accordance with the Company's policies for senior executive employees generally.

       Section 7. Termination. Subject to the provisions of Section 8, which shall survive the termination of this Agreement, this Agreement shall terminate upon:

       (a)    The death of the Employee;

       (b) Illness, disability or incapacity that prevents the Employee from performing his duties hereunder for sixty (60) consecutive days, or for any sixty (60) days within any one hundred and eighty (180) day period, and the provision of written notice of such termination to the Employee by the Company; or

       (c) Upon written notice for Cause, which shall include, without limitation, (i) the failure of the Employee to observe or perform any material term of this Agreement for twenty (20) days after written notice thereof specifying such failure; (ii) any act of illegality, dishonesty, moral turpitude, or fraud in connection with the Employee's employment; (iii) any course of action which is materially detrimental to the business of the Company; or (iv) the commission by the Employee of any felony.

       Section 8. Restrictive Covenants. In consideration of the undertakings of the Company set forth herein, the Employee agrees as follows:

       8.1  Non-Solicitation Covenant.  During the Term and for a period of one
(1) year after the termination of this Agreement for any reason whatsoever, the Employee shall not solicit, sell to or contract with, on behalf of the Employee or on behalf of any person, firm, corporation, partnership, venture or other entity that provides services similar to those provided by the Company or Geo, or any other subsidiary of the Company, any person or entity to which the Company or any of its subsidiaries shall have provided seismic data acquisition or analysis services at any time during the Term.

       8.2 Covenant Not to Solicit Employees of the Company. During the Term and for a period of one (1) year after the termination of this Agreement for any reason whatsoever, the Employee shall not solicit for employment any sales, engineering or other technical or management employee who was employed by the Company or any of its subsidiaries during the Term.

       8.3 Non-Disclosure Covenant. The Employee recognizes and acknowledges that, prior to and in the course of his employment, the Employee may have had and shall have access to trade secrets and other confidential or proprietary information of the Company and its subsidiaries, including, but not limited to, information acquired or developed by the Company and its subsidiaries concerning seismic data, marketing strategy, technology, techniques and know-how, customer specifications and customer lists, cost figures, budgets, sales forecasts and business plans. The Employee agrees that the disclosure of any such trade secrets or information could be harmful to the interests of the Company or its subsidiaries and that, during the Employee's employment by the Company or its subsidiaries, the Employee will take appropriate caution to safeguard such trade secrets and information, and will not during the Term or thereafter use, disclose, divulge or publish any such trade secrets or information except as required by law or as the Employee's duties during the Employee's employment by the Company or its subsidiaries may require or as the Company may in writing specifically consent.

       8.4 Proprietary Information. The Employee recognizes and acknowledges that all documents, manuals, letters, notebooks, reports, records, computer programs or data banks and other evidences of trade secrets and other confidential or proprietary information of the Company and its subsidiaries, including copies thereof, whether prepared by the Employee or others, are the sole property of and belong exclusively to the Company and its subsidiaries, and agrees that, during the Employee's employment by the Company or its subsidiaries, the Employee will under no circumstances remove any such material for use outside of his offices except in connection with the business of the Company during the course of the Employee's employment. In the event of the termination of this Agreement for any reason whatsoever, the Employee shall immediately return to the Company any and all documents, manuals, letters, notebooks, reports, records, computer programs or data banks or other evidences of trade secrets and other confidential or proprietary information of the Company and its subsidiaries (and all copies thereof) which are the property of the Company or any of its subsidiaries.

       8.5 Remedies. The Employee further agrees that in the event of a breach or threatened breach of any of the covenants contained in this Section 8, the Company's remedy at law is likely to be inadequate and that accordingly the Company will be entitled to obtain an injunction or other equitable relief with regard thereto without proving damages or that damages would not constitute an adequate remedy. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8 is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to, and is hereby directed to, reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid and unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

       9.   Miscellaneous Provisions.

       9.1 Notices. All notices and demands of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Agreement shall be in writing and shall be served upon such other party:
(a) by personal service upon such other party at such other party's address set forth below in this Section 9.1; or (b) by mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested, addressed to such other party at the address of such other party set forth below in this
Section 9.1; or (c) by sending a copy thereof by Federal Express or equivalent courier service, addressed to such other party at the address of such other party set forth below in this Section 9.1; or (d) by sending a copy thereof by facsimile to such other party at the facsimile number, if any, of such other party set forth below in this Section 9.1.

              In case of service by Federal Express or equivalent courier service or by facsimile or by personal service, such service shall be deemed complete upon receipt. In the case of service by mail, such service shall be deemed complete upon reasonable proof of receipt. The address and facsimile number to which, and person to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served, as hereinabove provided, by any party upon the other party.

              The current addresses and facsimile members of the parties are:

              If, to Employee:             Luis H. Ferran Arroyo
                                           Avenida La Malinche No. 320
                                           Colonia Colinas del Basques
                                           Deleg, Tialplan, Mexico, D.F
                                           Phone:  (525) 532-3919
                                           Fax:       (525) 532-5700

                        copy to:           J.M. Webb, Esq.
                                           Webb & Lauterbach, P.C.
                                           1990 Post Oak Boulevard
                                           Houston, TX  77056
                                           Phone:  (713) 626-9800
                                           Fax:       (713) 626-9807

              If, to the Company:  3-D Geophysical, Inc.
                                   200 Madison Avenue
                                   New York, New York 10016
                                   Attention: Joel Friedman,
                                      Chairman of the Board
                                   Phone:  (212) 953-0100
                                   Fax:  (212) 953-0626

                        copy to:   Peter S. Kolevzon, Esq.
                                   919 Third Avenue
                                   New York, New York  10022
                                   Phone:  (212) 715-9100
                                   Fax:  (212) 715-8000

       9.2 Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties, merges all prior negotiations, agreements and understandings, if any, and states in full all representations, warranties and agreements which have induced this Agreement. Each party agrees that in dealing with third parties no contrary representations will be made. This Agreement may not be amended, modified or otherwise changed orally but only by an agreement in writing signed by the party against whom enforcement of any amendment, modification or change is sought.

       9.3 Assignment; Binding Nature; No Beneficiaries. This Agreement may not be assigned by any party hereto without the written consent of the other party. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective heirs, personal representatives, legatees, successors, and permitted assigns.

       9.4 Nonwaiver. No waiver by any party of any term, provision or covenant contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the party against which such waiver is to be enforced; no waiver shall be deemed or construed as a further or continuing waiver of any such term, provision or covenant (or breach) on any other occasion or as a waiver of any other term, provision or covenant (or of the breach of any other term, provision or covenant) contained in this Agreement on the same or any other occasion.

       9.5 Remedies. The remedies provided for or permitted by this Agreement shall be cumulative and the exercise by any party of any remedy provided for herein or otherwise available shall not preclude the assertion or exercise by such party of any other right or remedy provided for herein or otherwise available.

       9.6 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

       9.7 Construction. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) any reference herein to a Section refers to a Section of the Agreement, unless otherwise stated, (iv) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a business day, then the period shall end on the next day which is a business day, and (v) all dollar amounts are expressed in United States funds.

       9.8 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and to be entirely performed therein.

       9.9 Counterparts. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.


                                        3-D GEOPHYSICAL, INC.

Attest:                                    By /s/ JOEL FRIEDMAN
                                             --------------------------------
                                             Name: Joel Friedman
/s/ JOHN D. WHITE, JR.                       Title: Chairman
------------------------
Secretary

                                           EMPLOYEE:


                                           /s/ LUIS H. FERRAN ARROYO
                                           -----------------------------------
                                           Luis H. Ferran Arroyo